Exhibit 99.1 MATERION COMPLETES OPTICS BALZERS ACQUISITION MAYFIELD HEIGHTS, Ohio – July 20, 2020 – Materion Corporation announced today that it has completed the previously announced acquisition of Optics Balzers AG. The combination of Materion and Optics Balzers creates a premier optical thin film coating solutions provider with a highly complementary geographic, product, and end market portfolio. Complementary technologies across the electromagnetic spectrum boost the capabilities of the combined business and position Materion to capitalize on key megatrends to drive topline growth. “I would like to extend a very warm welcome to the entire Optics Balzers team,” said Jugal Vijayvargiya, Materion President and Chief Executive Officer. “I am looking forward to the collaboration between our teams to support customers globally and deliver leading edge solutions.” ABOUT MATERION Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems. FORWARD-LOOKING STATEMENTS Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein, our ability to achieve the strategic and other objectives related to the acquisition of Optics Balzers; our ability to successfully integrate the Optics Balzers business; and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently, these forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to update or publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Investor Contact: Media Contact: Stephen F. Shamrock John G. McCloskey (216) 383-4010 (216) 218-8305 stephen.shamrock@materion.com john.mccloskey@materion.com